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                                                                     Exhibit 8.2

[WILSON SONSINI GOODRICH & ROSATI LETTERHEAD]

                                  May 28, 2002


Simplex Solutions, Inc.
521 Almanor Avenue
Sunnyvale, CA 94085

     Re: Merger by and among Simplex Solutions, Inc., a Delaware corporation ("Simplex Solutions"), Cadence Design Systems, Inc., a Delaware corporation ("Cadence"), and Zodiac Acquisition, Inc., a Delaware corporation ("Merger Sub").

Ladies and Gentlemen:

     We have acted as counsel to Simplex Solutions in connection with the proposed merger (the "Merger") of Cadence's wholly-owned transitory merger subsidiary, Merger Sub, with and into Simplex Solutions pursuant to an Agreement and Plan of Merger dated as of April 24, 2002, (the "Merger Agreement"). The Merger and certain proposed transactions incident thereto are described in the Registration Statement on Form S-4 (the "Registration Statement") of Cadence that includes the Proxy Statement/Prospectus of Cadence and Simplex Solutions (the "Proxy Statement/Prospectus"). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Proxy Statement/Prospectus.

     In connection with this opinion, we have examined and are familiar with the Merger Agreement, the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed (i) that the Merger will be consummated in the manner contemplated by the Proxy Statement/Prospectus and in accordance with the provisions of the Merger Agreement, (ii) the truth and accuracy of the representations and warranties made by Cadence, Simplex Solutions and Merger Sub in the Merger Agreement, and
(iii) the truth and accuracy of the certificates of representations to be provided to us by Cadence, Simplex Solutions, and Merger Sub.

     Because this opinion is being delivered prior to the Effective Time of the Merger, it must be considered prospective and dependent on future events. There can be no assurance that changes in the law will not take place that could affect the U.S. Federal income tax consequences of the Merger or that contrary positions may not be taken by the Internal Revenue Service.
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[WILSON SONSINI GOODRICH & ROSATI LETTERHEAD]

Simplex Solutions, Inc.
May 28, 2002
Page 2


     Based upon and subject to the foregoing, in our opinion, the discussion contained in the Registration Statement under the caption "MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER," subject to the limitations and qualifications described therein, sets forth the material U.S. Federal income tax considerations generally applicable to the Merger.


     This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material federal income tax considerations of the Merger, including the Proxy Statement/Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                   Very truly yours,

                                   /s/ WILSON SONSINI GOODRICH & ROSATI P.C.
                                   -----------------------------------------
                                   WILSON SONSINI GOODRICH & ROSATI
                                   Professional Corporation